NEXCEN BRANDS, INC.

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this "Agreement") dated August 13 2010 is by and between **NexCen Brands, Inc.**, a Delaware corporation (the "Company"), and **Sue Nam** (the "Consultant").

WHEREAS, in light of the Consultant's experience and knowledge regarding the Company and industry-related matters, the Company wishes to retain the services of the Consultant on the terms and conditions set forth herein and the Consultant has agreed to so serve the Company and its affiliates.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Consulting Period. The Company shall retain the Consultant pursuant to the terms of this Agreement, and the Consultant shall provide the "Services" (as defined in Section 2 hereof), for an indefinite term commencing on August 18, 2010 (the "Effective Date"). Notwithstanding the foregoing, either party may terminate the consulting arrangement hereunder for any reason (or no reason) by providing the other party with at least three (3) days' advance written notice of such termination. The period of time between the Effective Date and the termination of the Consultant's service relationship with the Company hereunder shall be referred to herein as the "Consulting Period."

2. Services. During the Consulting Period, the Company hereby retains the Consultant to perform such services as the Company, XRoads Solutions Group LLC, or such other authorized representative of the Company may reasonably request from time to time, including, without limitation, assisting the Company with legal matters in connection with the Company's wind down and dissolution (collectively, the "Services"). The Consultant may perform the Services at such times and in such manner as reasonably requested by the Company from time to time; provided that, to the extent that the Company does not require the Consultant to perform the Service from a specific location, the Consultant may perform the Services at a location of the Consultant's choice so long as the Consultant is available to report by telephone or in person as reasonably requested by the Company. The Consultant shall report directly to the President of the Company.

3. Consulting Fees.

   (a) Hourly Fees. During the Consulting Period, the Consultant shall be entitled to receive an hourly fee of $216.35 (equal to 150% of Consultant's annual salary when Consultant was a full-time employee of the Company divided by 2,080 hours) payable on a bi-weekly basis in arrears. Consultant shall submit a summary of his or her time devoted to performing the Services at the end of each bi-weekly period, which hours shall be subject to the Company's approval, which

approval shall not be unreasonably withheld. Services shall be measured in 30-minute increments based upon the actual time spent on a particular task, and using the form attached hereto as Exhibit A.

(b) Reimbursement for Business Expenses. Upon presentation of appropriate documentation, the Consultant shall be reimbursed, in accordance with the Company's expense reimbursement policy, for all reasonable business expenses incurred in connection with the Consultant's performance of the Services.

4. Independent Contractor Status. The Consultant acknowledges and agrees that the Consultant's status at all times shall be that of an independent contractor, and that the Consultant may not, at any time, act as a representative for or on behalf of the Company for any purpose or transaction, and may not bind or otherwise obligate the Company in any manner whatsoever without obtaining the prior written approval of the Company therefor. The parties hereby acknowledge and agree that all consulting fees paid pursuant to Section 3 hereof shall represent fees for services as an independent contractor, and shall therefor be paid without any deductions or withholdings taken therefrom for taxes or for any other purpose. The Consultant further acknowledges that the Company makes no warranties as to any tax consequences regarding payment of such fees, and specifically agrees that the determination of any tax liability or other consequences of any payment made hereunder is the Consultant's sole and complete responsibility and that the Consultant will pay all taxes, if any, assessed on such payments under the applicable laws of any Federal, state, local or other jurisdiction and, to the extent not so paid, will indemnify the Company for any taxes so assessed against the Company. The Consultant also agrees that during the Consulting Period, the Consultant shall not be eligible to participate in any of the employee benefit plans or arrangements of the Company, except as provided in Section 3**Error! Reference source not found.** hereof or as otherwise required by applicable law.

5. Restrictive Covenants.

(a) Confidential Information. The Consultant agrees that the Consultant shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Consultant's performance of the Services, either during the Consulting Period or at any time thereafter, any business and technical information or trade secrets, nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by the Consultant during the Consulting Period or any other period during which the Consultant provided services to the Company (or any predecessor). The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Consultant, (ii) becomes generally known to the public subsequent to disclosure to the Consultant through no wrongful act of the Consultant or any representative of the Consultant, or (iii) the Consultant is required to disclose by applicable law, regulation or legal process (provided that the Consultant provides the Company with prior notice of the contemplated

disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information).

6. Governing Law; Dispute Resolution. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the choice of law principles thereof. Each of the parties hereto agrees that any dispute between the parties shall be resolved only in the courts of the State of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the parties hereto irrevocably and unconditionally (a) submits in any proceeding relating to this Agreement or the Consultant's service relationship with the Company or any affiliate, or for the recognition and enforcement of any judgment in respect thereof (a "Proceeding"), to the exclusive jurisdiction of the courts of the State of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court, (b) consents that any such Proceeding may and shall be brought in such courts and waives any objection that the Consultant or the Company may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONSULTANT'S SERVICE RELATIONSHIP WITH THE COMPANY OR ANY AFFILIATE OF THE COMPANY, OR THE CONSULTANT'S OR THE COMPANY'S PERFORMANCE UNDER, OR THE ENFORCEMENT OF, THIS AGREEMENT, (d) agrees that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the Consultant's or the Company's address as provided in Section 8 hereof, and (e) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of New York. Each party shall be responsible for its own legal fess incurred in connection with any dispute hereunder.

7. Assignment. This Agreement is personal to each of the parties hereto. Except as provided in this Section 7, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise.

8. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

Sue J. Nam
160 West 77th Street, Apt 4D
New York, NY 10024
917-405-6686

If to the Company:

XRoads Solutions Group
400 Madison Avenue, 3rd Floor
New York, NY 10017
Telephone: 212-610-5600
Attention: Dennis Simon

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

9. Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

10. Survival. The provisions of Sections 5 and 6 hereof shall survive any termination of the Consulting Period or this Agreement.

11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and such officer or director as may be designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar

provisions or conditions at the same or at any prior or subsequent time. This Agreement represents the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes any and all other agreements, verbal or otherwise, between the parties hereto concerning such subject matter, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

NEXCEN BRANDS, INC.

By: ______________________

Name: Kenneth J. Hall

Title: Chief Executive Officer

SUE J. NAM

____
Signature

Exhibit A

CONSULTANT TIMESHEET

First Name	Middle Initial	Last Name

Week Ending : / /	Supervisor

DAY	DATE MM/DD/YYYY	TOTAL HOURS	DESCRIPTION OF WORK
MONDAY	/ /		
TUESDAY	/ /		
WEDNESDAY	/ /		
THURSDAY	/ /		
FRIDAY	/ /		
SATURDAY	/ /		
SUNDAY	/ /		

Hourly Rate: $	X	Number of Hours Worked:	=	Total Pay Due:

I certify that the hours detailed below were worked by me during the week ending shown above and have been performed in accordance with my Consulting Agreement.

I certify that the above individual has completed the work as outlined above and accordance with the Consultant Agreement in a satisfactory manner.

Consultant's Signature Date

Supervisor's Signature Date